Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent inclusion in this Registration Statement on Form F-1 of our report dated June 9, 2025, with respect to the consolidated financial statements of Yimutian Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore
March 2, 2026